ING


                        ING INSURANCE COMPANY OF AMERICA
                              PROSPECTUS SUPPLEMENT
                               DATED MAY 31, 2002

                                     to the

                          Prospectus dated May 1, 2002


Effective May 31, 2002, the Home Office of ING Insurance Company of America will be located at:

         Corporate Center One
         2202 North Westshore Boulevard
         Suite 350
         Tampa, FL 33607

Please continue to send all correspondence, including premium payments, inquiries, requests for Statement of Additional Information, and any other communication regarding your contract to the following address:

         Customer Service Center
         P.O. Box 2700
         West Chester, Pennsylvania 19380
         (800) 531-4547

THIS SUPPLEMENT SHOULD BE RETAINED WITH YOUR PROFILE AND PROSPECTUS.





IICA MRA and Guarantee Account   123854                               05/31/02